UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):08/20/2013

OICco Acquisition I, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-162084

Delaware	27-1521364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4412 8 th St. SW

Vero Beach, FL 32968

(Address of principal executive offices, including zip code)

(954) 362-7598

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, Mr. Joshua G. Sisk tendered his resignation as President and member of the Board of Directors of the Company.  The resignation was not related to any disagreement with the Company or its management.

On January 14, 2013, the Board of Directors approved the appointment of Miguel Dotres as President, Secretary, and Treasurer for the Company, and Mr. Dotres accepted said positions.

Miguel Dotres, President, age 42.

Since September of 2008, Mr. Dotres has been the Chief Executive Officer of Diversified Corporate Investment Group Inc.  In this role he has provided business consulting services, focusing his specialty on online businesses and start-up companies. Mr. Dotres advised on such matters as business plan development and corporate social media strategies.

Prior to Diversified Corporate Investment Group Inc., Mr. Dotres was the founder and Chief Executive Officer of Grid Merchant Processing Inc., a Florida corporation, which provided Visa, Mastercard, American Express, and Discover credit card processing for online merchants.

From August of 2003 to December of 2006 Mr. Dotres was the Vice President of Finance for Foster Sport Network, a Florida Sports Entertainment organization which operated two terrestrial radio stations and an online sports entertainment channel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OICco Acquisition I, Inc

Date: August 21, 2013

/s/ Miguel Dotres

Miguel Dotres

Chief Executive Officer